UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

AmeriCredit Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2010, by and among General Motors Holdings LLC (“GM Holdings”), a Delaware limited liability company and a wholly owned subsidiary of General Motors Company (“GM”), Goalie Texas Holdco Inc., a Texas corporation and a direct wholly owned subsidiary of GM Holdings (“Merger Sub”), and AmeriCredit Corp., a Texas corporation (the “Company”), Merger Sub merged with and into the Company (the “Merger”), and the separate existence of Merger Sub ceased. As a result of the Merger, the Company became a wholly-owned subsidiary of GM Holdings. Following the Merger, the Company will be renamed General Motors Financial Company, Inc.

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 29, 2010, at a special meeting of shareholders, the shareholders of the Company approved the following:

	For	Against	Abstain
Adoption and Approval of Merger Agreement	119,851,919	222,652	41,017
Approval of Adjournment, if Necessary, of the Special Meeting to Seek Additional Proxies	116,709,315	3,357,662	468,112

A copy of the press release announcing the approval of the Merger Agreement by the Company’s shareholders is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 1, 2010	AMERICREDIT CORP.

	By:	/s/ Chris A. Choate
Name: Chris A. Choate
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 29, 2010